As filed with the Securities and Exchange Commission on April 6, 2020.
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TECOGEN INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3536131 (I.R.S. Employer Identification Number)
45 First Avenue
Waltham, MA 02451
(781) 466-6400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John K. Whiting, IV, Esq.
General Counsel
Tecogen Inc.
45 First Avenue
Waltham, MA 02451
Telephone: (781) 466-6016
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to: Neil R.E. Carr Somertons, PLLC 1025 Connecticut Avenue, N.W., Suite 1000 Washington, D.C. 20036 Telephone: (202) 459-4651
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐        Accelerated filer ☐        Non-accelerated filer ☒

Smaller reporting company ☒     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (2)(3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common stock, $.001 par value per share	-----	-----	-----
Warrants to purchase common stock	-----	-----	-----
Units	-----	-----	-----
Total			$25,000,000	$3,245.00

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement covers any additional shares of common stock, $.001 par value per share, which may become issuable by reason of stock splits, stock dividends, recapitalizations or other capital adjustments.

(2)
Certain information as to each class of securities to be registered is not specified, in accordance with General Instruction II.D of Form S-3 under the Securities Act. There is being registered hereby such indeterminate number or amount, as the case may be, of common stock, warrants to purchase common stock, and units as may from time to time be issued at indeterminate prices and such an indeterminate amount of common stock as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into shares of common stock as shall have an aggregate initial offering price not to exceed $25,000,000. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby.

(3)
The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act. Pursuant to General Instruction I.B.6. of the Form S-3, if the aggregate market value of the registrant's outstanding voting and non-voting common equity held by non-affiliates does not equal or exceed $75,000,000 subsequent to the effective date of this registration statement, then the aggregate offering price of all types of securities that the registrant may issue in primary offerings pursuant to this registration statement in any 12-month period may not exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates of the registrant. In the event that subsequent to the effective date of this registration statement, the aggregate market value of the registrant’s outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made in primary offerings pursuant to this registration statement.

(4)	Calculated pursuant to Rule 457(o), based on the proposed maximum aggregate offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 6, 2020

PRELIMINARY PROSPECTUS

TECOGEN INC.

$25,000,000

Common Stock
Warrants
Units

We may offer and sell from time to time, in one or more offerings under this prospectus, shares of common stock (“common stock”) or warrants to purchase such shares of common stock (“warrants”) of Tecogen Inc. (“Tecogen,” “Company,” “we,” “our,” or “us”) either individually or as units (“units”) of securities. We refer to the common stock, warrants and units collectively as “securities.” The aggregate initial offering price of all securities that may be sold under this prospectus will not exceed $25,000,000. This prospectus provides a general description of the securities we may offer and certain other information about us. We may offer the securities in amounts, at prices and on terms determined at the time of the offering.

We will provide specific the terms of these offerings and securities in one or more supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any accompanying prospectus supplement, and any related free writing prospectus, together with the documents we incorporate herein by reference, carefully before you invest in any of these securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of the securities. If any agent, dealer or underwriter is involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement, as well as the specific terms of the plan of distribution.

Our common stock is listed on The Nasdaq Stock Market LLC’s Capital Market under the symbol “TGEN.” The last reported sale price of the common stock on The Nasdaq Stock Market LLC’s Capital Market on April 2, 2020, was $0.91 per share.

As of April 2, 2020, the aggregate market value of our common stock held by non-affiliates, or our “public float,” pursuant to General Instruction I.B.6 of the Form S-3 is approximately $18,472,535, which is calculated based on 20,098,505 shares of our common stock outstanding held by non-affiliates and a price of $0.91 per share, the closing price of our common stock on April 2, 2020, as reported on The Nasdaq Stock Market LLC’s Capital Market. During the prior 12 calendar month period that ends on and includes the date of this prospectus, we have not offered or sold any of our common stock or other securities pursuant to General Instruction I.B.6 to the Form S-3. Pursuant to General Instruction I.B.6 to the Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with an aggregate market value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our securities involves a high degree of risk. See “Risk Factors” contained herein for more information on these risks. Additional risks will be described in the related prospectus supplements under the heading “Risk Factors.” You should review that section of the related prospectus supplements for a discussion of matters that investors in our securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is April __, 2020.

TABLE OF CONTENTS

About this Prospectus    3
Where You Can Find Additional Information     4
Incorporation of Documents by Reference    4
Cautionary Note Regarding Forward Looking Statements    5
Prospectus Summary    6
Risk Factors    10
Use of Proceeds    10
Description of Our Capital Stock    10
Description of Securities We May Offer    13
Plan of Distribution    15
Legal Matters    17
Experts    18

You should rely only on the information contained in this prospectus, any prospectus supplement or amendment hereto or any free writing prospectus we furnish to you. We have not authorized anyone to provide you with different information. We may offer to sell, and seek offers to buy, shares of our securities only in jurisdictions where offers and sales are permitted.

ABOUT THIS PROSPECTUS

We have filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities registered hereby using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $25,000,000. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.  This prospectus provides you with a general description of the securities which may be offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add, or update, information contained in this prospectus. You should read both this prospectus, any prospectus supplement, and any free writing prospectus, including all documents incorporated herein or therein by reference, together with additional information described below under “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus, the accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying prospectus supplement, or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate on any date subsequent to the date of this prospectus or that any information we have incorporated herein by reference is correct on any date subsequent to the date of the document incorporated by reference (as our business, financial condition, results of operations and prospects may have changed since that date), even though this prospectus, any applicable prospectus supplement, or any related free writing prospectus is delivered or securities are sold on a later date.

You should note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site or at the SEC’s offices described below under the heading “Where You Can Find Additional Information.”

In this prospectus, unless the context otherwise requires, references to “Tecogen,” “Company,” “we,” “our,” or “us,” refer to Tecogen Inc. and its subsidiaries. Our logo, trademarks and service marks are the property of Tecogen. Other trademarks or service marks appearing in this prospectus are the property of their respective holders.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which is a part of the registration statement, does not contain all the information included in the registration statement and the exhibits and schedules thereto. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus. For further information with respect to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith.

You may read and copy the registration statement, as well as our reports, proxy statements, and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our website found at www.tecogen.com. Information on our website does not constitute a part of, nor is it incorporated in any way, into this prospectus and should not be relied upon in connection with making an investment decision.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus. Information contained in this prospectus and information we file with the SEC in the future and that we incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below and any future filings we make after the date of the initial filing of the registration statement of which this prospectus is a part with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”), until the offering of the securities covered by this prospectus is completed or terminated:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020
•	Our Current Report on Form 8-K filed with the SEC on March 18, 2020
•	Description of our securities incorporated by reference from Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 12, 2020

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing to or telephoning: General Counsel, Tecogen Inc., 45 First Avenue, Waltham, Massachusetts 02451, telephone: (781) 466-6400.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995 and other federal securities laws that involve a number of risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “intends, “plans,” “should,” “seeks,” “pro forma,” “anticipates,” “estimates,” “continues,” or other variations thereof (including their use in the negative), or by discussions of strategies, plans or intentions. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements.

In addition, such forward-looking statements are necessarily dependent upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in such forward-looking statements are reasonable, we cannot guarantee that our plans, intentions or expectations will be achieved. The information contained in this prospectus, including the section discussing risk factors, identifies important factors that could cause such differences.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they appear in this prospectus. We assume no obligations to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus, including all documents incorporated herein by reference, carefully, especially the “Risk Factors” contained in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus, and our financial statements and related notes incorporated by reference into this prospectus before making an investment decision with respect to our securities. Please see the sections titled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” in this prospectus.

Overview of Tecogen

Tecogen designs, manufactures and sells industrial and commercial cogeneration systems that produce combinations of electricity, hot water, and air conditioning using automotive engines that have been specially adapted to run on natural gas. Cogeneration systems are efficient because in addition to supplying mechanical energy to power electric generators or compressors – displacing utility supplied electricity – they provide an opportunity for the facility to incorporate the engine’s waste heat into onsite processes such as space and potable water heating. We produce standardized, modular, small-scale products, with a limited number of product configurations that are adaptable to multiple applications. We refer to these combined heat and power products as CHP (electricity plus heat) and MCHP (mechanical power plus heat).

Our products are sold directly to end-users by our in-house marketing team and by established sales agents and representatives. We have agreements in place with distributors and sales representatives. Our existing customers include hospitals and nursing homes, colleges and universities, health clubs and spas, hotels and motels, office and retail buildings, food and beverage processors, multi-unit residential buildings, laundries, ice rinks, swimming pools, factories, municipal buildings, military installations and indoor growing facilities. To date we have shipped over 3,000 units, some of which have been operating for almost 35 years.

As a result of our acquisition of American DG Energy ("ADGE") in May 2017, we added an additional source of revenue. Through ADGE, we install, own, operate and maintain complete distributed generation of electricity systems, or DG systems or energy systems, and other complementary systems at customer sites and sell electricity, hot water, heat and cooling energy under long-term contracts at prices guaranteed to the customer to be below conventional utility rates. Each month we obtain readings from our energy meters to determine the amount of energy produced for each customer. We use a contractually defined formula to multiply these readings by the appropriate published price of energy (electricity, natural gas or oil) from each customer's local energy utility, to derive the value of our monthly energy sale, which includes a negotiated discount. Our revenues per customer on a monthly basis vary based on the amount of energy produced by our energy systems and the published price of energy (electricity, natural gas or oil) from our customers' local energy utility that month.

Although we may, from time to time, have one or a few customers who may represent more than 10% of our product revenue for a given year, we are not dependent on the recurrence of revenue from those customers. Our product revenue is such that customers may make a large purchase once and may not ever make a purchase again. Our equipment is built to last 30 or more years. Therefore, on the one hand, our product revenue model is not dependent on recurring sales transactions from the same customer. Our service revenue, on the other hand, does lend itself to recurring revenue from particular customers, although we currently do not have any service revenue customers who make up more than 10% of our total revenues on an annual basis.

For the last two fiscal years, more than half of our revenue was generated from long-term maintenance and energy production contracts, which provide us with a predictable revenue stream, especially during the summer months. We have a slight surge of activity from May through September as our “chiller season” is in full swing. Our service revenue has grown from year to year since 2005, with our New York City/New Jersey and New England territories experiencing the majority of the growth. This growth is consistent with the sale of new units into those territories. Our service margins are generally predictable as we service hundreds of long-term contracts with relatively low dollar, high volume sales.

Our product revenue is derived from the sale of the various cogeneration modules, such as the InVerde, InVerde e+, the CM-75, the CM-60, Ilios heat pumps, and the three TECOCHILL chiller models, such as the smaller ST, the larger DT and the RT (roof-top) units. In 2019, we also reintroduced our TecoFrost line to the mix. The sales cycle for each module varies widely and can range from as short as a month to as long as a year or more. Furthermore, since our products and their installation are costly, they are considered a major capital improvement and customers may be slow in making their buying decisions. Our product sales are high dollar value, low volume transactions. Therefore, our product revenue can be difficult to predict and the expected margin is variable.

Our cogeneration, heat pump, and chiller modules are built to order and revenue is recognized upon shipment. The lead time to build and deliver a unit depends on its customized configuration and is approximately 12 to 14 weeks for a chiller and 6 to 8 weeks for a cogeneration or heat pump from time of purchase order. As revenue is recognized upon shipment, our work-in-process is an important factor in understanding our financial condition in any given quarter.

Our operations are comprised of two business segments, as follows:

•    our Products and Services segment which designs, manufactures and sells industrial and commercial cogeneration systems as described above; and

•    our Energy Production segment which sells energy in the form of electricity, heat, hot water and cooling to our customers under long-term sales agreements.

Certain Developments

ADGE Merger

On May 18, 2017, holders of approximately 71% of the ADGE's outstanding common stock approved the proposed acquisition of ADGE ("Merger") and holders of approximately 55% of our outstanding stock approved the issuance of our shares in the Merger. Consequently, on that day we completed our acquisition, by means of a stock-for-stock merger, of 100% of the outstanding common shares of ADGE. As a result, ADGE became our wholly-owned subsidiary.

Tedom Joint Venture

In May 2016, we entered into a joint venture agreement ("JV Agreement") with Tedom a.s., a European combined heat and power product manufacturer incorporated in the Czech Republic ("Tedom") and Tedom’s subsidiary, Tedom USA, Inc., a Delaware corporation. Pursuant to the JV Agreement, the parties formed TTcogen LLC, a Delaware limited liability company (“TTcogen”). TTcogen offered Tedom's line of Combined Heat and Power ("CHP") products to the United States via Tecogen's nationwide sales and service network. On March 27, 2018, we acquired Tedom's 50% interest in TTcogen LLC.

Credit Facility

On May 4, 2018, we and our wholly-owned subsidiaries, American DG Energy Inc., and TTcogen LLC (collectively, "Borrowers") entered into a Credit Agreement with Webster Business Credit Corporation ("Lender") that provides us with a line of credit of up to $10 million on a revolving and secured basis, with availability based on our accounts receivable, raw materials, and finished goods, during the period until May 4, 2021. The line of credit was used to repay the amounts due to Mr. John Hatsopoulos under a promissory note assumed by us in connection with the merger of American DG Energy Inc. into a subsidiary of the Company, and for working capital for the Company.

Energy Sales Agreements

On December 14, 2018, we entered into Amendment No. 1 to, and Waiver No. 1 under, Credit Agreement dated May 4, 2018 ("Credit Agreement") among the Company, American DG Energy Inc., and TTcogen LLC (collectively, "Borrowers") and Webster Business Credit Corporation ("Lender") (the "Amendment and Waiver") pursuant to which Lender waived restrictions in the Credit Agreement to (1) permit American DG Energy Inc. to form a wholly owned company to which it contributed its interests in two energy purchase agreements and associated assets, and enter into an agreement pursuant to which all equity interests in such company were sold to an unrelated third party for $2 million, and (2) permit us to enter into a Billing and Asset Management Agreement and an Operation and Maintenance Service Agreement pursuant to which we will be responsible for the management and operation of the on-site utilities transferred with the energy purchase agreements, guarantee the collection of certain minimum collections from such on-site utilities, and receive one-half of all collections in excess of agreed minimum collections. Proceeds from the sale described above were deposited to American DG Energy Inc.'s account with Lender and applied against the outstanding balance under the Credit Agreement. The Amendment and Waiver also reduced the availability reserve requirement under the Credit Agreement and waived a default relating to a requirement that Borrowers maintain certain Minimum Availability (as defined in the Credit Agreement) at all times through the date of the Amendment and Waiver. The Company and American DG Energy completed the transactions described above on December 14, 2018, providing funds a substantial portion of which were used to complete certain construction of on-site utilities managed and operated by the Company, and increasing the amount available to Borrowers under the Credit Agreement.

On March 5, 2019, we transferred ownership of certain of our energy systems related assets and related energy production contracts in a sale transaction in consideration for approximately $5 million. In connection with the sale, we entered into two separate agreements to provide operational and maintenance services for the purchaser. Concurrently, we amended the terms of an agreement related to certain energy systems related assets and related energy production contracts, the ownership of which were transferred to the same purchaser in December 2018 in consideration of approximately $2 million, in order to conform and finalize the terms of the agreement to the latter agreement.

Securities We May Offer

   We may offer shares of our common stock, warrants to purchase our common stock, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of an offering. Each time we offer securities under this prospectus, we will provide offerees with a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them, details regarding any over-allotment option granted to them, and net proceeds to us. The following is a summary of the securities we may offer with this prospectus.

Common Stock

Currently, we have authorized 100,000,000 shares of common stock, $.001 par value per share. As of April 2, 2020, 24,850,261 shares of our common stock were issued and outstanding.  We may offer shares of our common stock either alone or underlying warrants to purchase our common stock or as part of a unit. Holders of our common stock are entitled to such dividends as our board of directors may declare from time to time out of legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock that we may issue in the future. Currently, we do not pay any dividends on our common stock and do not have any shares of preferred stock designated or issued and outstanding. Each holder of our common stock is entitled to one vote per share. In this prospectus, we provide a general description of, among other things, the rights and restrictions that apply to holders of our common stock.

Warrants

We may offer warrants for the purchase of shares of our common stock. We may issue the warrants by themselves or together with common stock and the warrants may be attached to or separate from our common stock. Any warrants issued under this prospectus may be evidenced by warrant certificates.  Warrants may be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Our board of directors or a committee of the board of directors will determine the terms of the warrants. This prospectus contains only general terms and provisions of the warrants. The applicable prospectus supplement will describe the particular terms of the warrants being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement, of which this prospectus is a part, from reports we file with the SEC.

Units

We may offer units consisting of our common stock and/or warrants to purchase our common stock in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank, trust company or other agent that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement, of which this prospectus is a part, from reports we file with the SEC.

Risks Factors

Investing in our securities involves a high degree of risk. Please see the risk factors discussed under the heading “Risk Factors” below and under Item 1A of our most recent Annual Report on Form 10-K and Part II or our Quarterly Reports on Form 10-Q, and other filings we make with the SEC, which are incorporated by reference in this prospectus.

Corporate Information

We were incorporated in the State of Delaware on September 15, 2000. Our principal executive offices are located at, and our mailing address is, 45 First Avenue, Waltham, Massachusetts 02451. Our main telephone number is (781) 466-6400. Our corporate website address is: www.tecogen.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus and should not be relied upon with respect to this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. This prospectus contains, and the prospectus supplement applicable to each offering of our securities will contain, including the documents we incorporate by reference, a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in this prospectus and the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and any updates described in our Quarterly Reports on Form 10-Q and other filings we make with the SEC, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, currently, we intend to use the net proceeds from the sale of the securities offered under this prospectus for working capital and general corporate purposes. Pending use of the net proceeds, we intend to invest the proceeds in short-term, investment-grade, interest-bearing instruments.

Each time we offer securities under this prospectus, we will describe the intended use of the net proceeds from that offering in the applicable prospectus supplement. The actual amount of net proceeds we spend on a particular use will depend on many factors, including, our future capital expenditures, the amount of cash required by our operations, and our future revenue growth, if any.

DESCRIPTION OF OUR CAPITAL STOCK

This description of our capital stock is based upon, and qualified in its entirety by reference to, our Amended and Restated Certificate of Incorporation (our “certificate of incorporation”), our Amended and Restated By-laws (our “bylaws”) and applicable provisions of Delaware general corporations law (“DGCL”). You should read our certificate of incorporation and bylaws for a more detailed description of our securities.

Authorized Capital Stock

Our authorized capital stock consists of 100 million (100,000,000) shares of common stock, $.001 par value per share, and 10 million (10,000,000) shares of preferred stock, $.001 par value per share.

Common Stock

Reference should be made to the description of our common stock under “Description of Securities We May Offer – Common Stock,” below.

Preferred Stock

We are authorized to issue up to 10 million shares of preferred stock. As of March 27, 2020, no shares of preferred stock were issued, outstanding or designated.

Subject to limitations prescribed by law, our board of directors is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designations for any series of preferred stock; and

•	determine the number of shares in any series

Our board of directors is also authorized to determine, for each series of preferred stock:

•	whether dividends on that series of preferred stock will be cumulative and, if so, from which date;

•	the dividend rate;

•	the dividend payment date or dates;

•	any conversion provisions applicable to that series of preferred stock;

•	the liquidation preference per share of that series of preferred stock, if any;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other preferences or special rights applicable to that series of preferred stock.

New issuances of shares of preferred stock with voting rights can affect the voting rights of the holders of outstanding shares of preferred stock and common stock by increasing the number of outstanding shares having voting rights and by the creation of class or series voting rights. Furthermore, additional issuances of shares of preferred stock with conversion rights can have the effect of increasing the number of shares of common stock outstanding up to the amount of common stock authorized by the certificate of incorporation and can also, in some circumstances, have the effect of delaying or preventing a change in control of Tecogen or otherwise adversely affect the rights of holders of outstanding shares of preferred stock and common stock. To the extent permitted by the certificate of incorporation, a series of preferred stock may have preferences over the common stock (and other series of preferred stock) with respect to dividends and liquidation rights.

Options

As of December 31, 2019, we had 1,352,874 options to purchase our common stock outstanding under our stock incentive plan at a weighted average exercise price of $3.57 per share. At December 31, 2019, there were 953,499 exercisable stock options outstanding at a weighted average exercise price of $3.54 per share.

Delaware Anti-Takeover Law and Charter and Bylaws Provisions

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the "business combination" or the transaction in which the person became an "interested stockholder" is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of the corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Our Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Stockholder Nomination of Directors and Proposals. Our bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director or proposal for other business not less than 90 days and not more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than 20 days or delayed by more than 60 days from such anniversary date, to be timely, notice of a stockholder proposal to nominate a director must be delivered not later than the close of business on the 120th day prior to the date of such meeting or later than the 90th day prior to such annual meeting or the tenth day following the day on which notice of such annual meeting was mailed or public announcement of the date of such annual meeting is first made, whichever occurs first. The complete proxy access provision for director nominations are set forth in Section 1.10 of our bylaws. The complete proxy access provision for other stockholder proposals are set forth in Section 1.11 of our bylaws.

Removal of Directors by Stockholders. Our directors may only be removed for cause and then only upon the affirmative vote of the holders of at least two thirds of the votes of all stockholders entitled to vote in an election of directors.

“Blank Check” Preferred Stock. Our board of directors is authorized, without further action by our stockholders, to issue up to ten million (10,000,000) shares of “blank check” preferred stock in one or more series possessing such specific terms, including dividend rates, conversion prices, voting rights, redemption prices, maturity dates and other special rights, preferences, qualifications, limitations, and restrictions thereof, as shall be determined in the resolution or resolutions providing for the issue of such preferred stock adopted by our board of firectors. The issuance of preferred stock could impede the completion of a merger, tender offer or other takeover attempt.

Annual and Special Meetings of Our Stockholders. Annual meetings of our stockholders are held on the date designated in accordance with our bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders, unless or except to the extent that the presence of a larger number may be required by our certificate of incorporation or DGCL. Special meetings of the stockholders may only be called by the board of directors, the chairman of the board of directors or the chief executive officer. Except as may be otherwise provided by applicable law, our certificate of incorporation or our bylaws, all matters shall be decided by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present. Except as may be otherwise provided by our certificate of incorporation, a nominee shall be elected to the board of directors by a plurality of votes cast by stockholders entitled to vote on the election of directors.

Nasdaq Capital Market

Our common stock is listed on The Nasdaq Stock Market LLC’s Capital Market under the symbol "TGEN."

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by regulatory authorities. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436.

DESCRIPTION OF SECURITIES WE MAY OFFER

The following description of the securities we may offer, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our common stock, warrants and/or units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future common stock, warrants or units that we may offer, we will describe the particular terms of these securities in more detail in the applicable prospectus supplement. For the complete terms of our common stock, please refer to our certificate of incorporation and our bylaws, each as amended, that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. Also, the terms of the securities may be affected by DGCL. The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation, as amended, and our bylaws.

Common Stock

General. We are authorized to issue up to 100,000,000 shares of common stock. As of April 2, 2020, approximately 24,850,261 shares of our common stock were issued and outstanding. All of the issued and outstanding shares of common stock were fully paid and nonassessable.

Voting Rights. Each holder of common stock is entitled to one non-cumulative vote for each share held on all matters to be voted upon by stockholders.

Dividends. The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends when and if declared by the board of directors out of legally available funds.

Liquidation and Dissolution. If we are liquidated or dissolved, the holders of the common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own. The amount available for common stockholders is calculated after payment of liabilities. Holders of any preferred stock may receive a preferential share of our assets before the holders of the common stock receive any assets.

Other Rights. Holders of the common stock have no right to:

• convert the stock into any other security;
• have the stock redeemed; or
• purchase additional stock to maintain their proportionate ownership interest.

Holders of shares of the common stock are not required to make additional capital contributions.

Warrants

We may issue warrants to purchase of our common stock. Each warrant will entitle its holder to purchase our common stock at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement and warrant agreement. Warrants may be issued separately or together with our common stock and as part of units. As of April 2, 2020, we had no warrants issued and outstanding.

We may issue the warrants under a warrant agreement that we will enter into with an investor or a warrant agent to be selected by us. If selected, the warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. If applicable, we will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of each issue of warrants and the warrant agreement relating to the warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the warrants

•	the initial offering price

•	the exercise price

•	the currency for which the warrants may be purchased

•	the aggregate number of warrants and the aggregate number of shares of common stock purchasable upon exercise of the warrants

•	if applicable, the terms of the equity securities with which the warrants are issued, and the number of warrants issued with each equity security

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time

•	anti-dilution provisions of the warrants, if any

•	redemption or call provisions, if any, applicable to the warrants

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants

•	the manner in which the warrant agreements and warrants may be modified, and

•	United States federal income tax consequences of holding or exercising the warrants

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, receive dividends, or receive notice as stockholders with respect to any meeting or written consent of stockholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants. Until any warrants to purchase common stock are exercised, the holder of the warrants will not have any rights of holders of common stock that can be purchased upon exercise.

Units

We may offer units consisting of our common stock and/or warrants to purchase our common stock in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank, trust company or other agent that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units. This prospectus contains only a summary of certain general features of the units. The applicable prospectus supplement will describe the particular features of the units being offered thereby. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and will be incorporated by reference into the registration statement, of which this prospectus is a part, from reports we file with the SEC. The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

• through agents to the public or to investors
• to or through underwriters, brokers or dealers
• negotiated transactions
• block trades
• directly to investors
•    in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the Nasdaq Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents, or

• otherwise through any other method permitted by applicable law or through a combination of any of these methods of sale

As set forth in more detail below, the securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices which may be changed

●	at market prices prevailing at the time of sale

●	at prices related to such prevailing market prices, or

●	at negotiated prices

We will set forth in a prospectus supplement the terms of that particular offering of securities, including:

●	the name or names of any agents, brokers or dealers, or underwriters

●	the purchase price of the securities being offered and the proceeds we will receive from the sale

●	any over-allotment options under which underwriters may purchase additional securities from us

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation

●	any public offering price

●	any discounts or concessions allowed or re-allowed or paid to dealers, and

●	any securities exchanges or markets on which such securities may be listed

Only underwriters named in an applicable prospectus supplement are underwriters of the securities offered by that prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time.  We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

     We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.  In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

     To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq Stock Market LLC’s Capital Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In order to comply with the securities laws of some U.S. states or territories, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states, securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

 Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

LEGAL MATTERS

Certain legal matters in connection with the registration of the securities offered hereby will be passed upon for us by Somertons, PLLC, Washington, D.C. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our financial statements included in our Annual Report on Form 10-K and incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Wolf & Company, P.C., independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

1

TECOGEN INC. ___________________________________ $25,000,000 Common Stock Warrants Units ___________________________________ ______________ PROSPECTUS ______________ April __, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses to be incurred by the Company in connection with the registration of the securities subject of this registration statement, other than underwriting discounts and commissions, are estimated as follows:

SEC Registration Fee	$3,245
Registrant’s Counsel Fees and Expenses	(1)
FINRA Filing Fee	(1)
Accountant’s Fees and Expenses	(1)
Printing and Miscellaneous Expenses	(1)
Estimated Total (1)	$_____

(1)
Fees and expenses (other than the SEC registration fee to be paid upon the filing of this registration statement) will depend on the number and nature of the offerings of securities and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law (“DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. We have included such a provision in our Amended and Restated Certificate of Incorporation.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. We have included such a provision in our Amended and Restated Certificate of Incorporation.

The indemnification provisions contained in our Amended and Restated Certificate of Incorporation are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, we maintain insurance on behalf of our directors and executive officers that insures them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

These indemnification provisions may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

Item 16.    Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Incorporated by Reference From
Exhibit No.	Exhibit Description	Form	Filing Date	Filed Herewith
3.1	Form of Common Stock Certificate	S-1/A	06/27/2014
3.2	Amended and Restated Certificate of Incorporation	S-1/A	06/27/2014
3.3	Amended and Restated Bylaws	S-1/A	06/27/2014
4.1	Description of Securities	10-K	03/12/2020
4.2	Form of Warrant*
4.3	Form of Warrant Agreement*
4.4	Form of Unit Agreement*
5.1	Legal Opinion and Consent of Somertons, PLLC			X
23.1	Consent of Wolf & Company, P.C.			X
23.2	Consent of Somertons, PLLC, included in Exhibit 5.1.			X
24.1	Power of Attorney of certain directors and officers of the Registrant (included on signature page of this Registration Statement).			X

* To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17.    Undertakings

(a)    Rule 415 Offering. The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that Paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii),or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in such document immediately prior to such effective date; or

(6)	That, for purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is not an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on April 6, 2020.

TECOGEN INC.
By: /s/Benjamin M. Locke Benjamin M. Locke Chief Executive Officer and Director (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benjamin M Locke and John K. Whiting, IV, or either of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Angelina M. Galiteva Angelina M. Galiteva	Director and Chairperson of the Board	April 6, 2020
/s/ John N. Hatsopoulos John N. Hatsopoulos	Lead Director	April 6, 2020
/s/ Benjamin M. Locke Benjamin M. Locke	Chief Executive Officer and Director (Principal Executive Officer)	April 6, 2020
/s/ Bonnie J. Brown Bonnie J. Brown	Chief Financial Officer (Principal Accounting Officer)	April 6, 2020
/s/ Ahmed F. Ghoniem Ahmed F. Ghoniem	Director	April 6, 2020
/s/ Deanna Petersen Deanna Petersen	Director	April 6, 2020
/s/ Earl R. Lewis, III Earl R. Lewis, III	Director	April 6, 2020
/s/ Laurence E. de Armada Garcia Roosevelt Laurence E. de Armada Garcia Roosevelt	Director	April 6, 2020